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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

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                                   FORM T-1

                  STATEMENT OF ELIGIBILITY AND QUALIFICATION
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                             ---------------------

                        FIRSTAR BANK OF MINNESOTA, N.A.
       (as Successor in interest to American Bank National Association)
              (Exact name of Trustee as specified in its charter)

    A National Banking Association                   41-0122055
      (State of incorporation if         (IRS Employer Identification No.)
          not a national bank)

          101 East Fifth Street
       Corporate Trust Department
           St. Paul, Minnesota                         55101
(Address of principal executive offices)             (Zip Code)

                        FIRSTAR BANK OF MINNESOTA, N.A.
                             101 East Fifth Street
                           St. Paul, Minnesota 55101
                                (612) 229-2600
       (Exact name, address, and telephone number of agent for service)

                             ---------------------

                           Ferrellgas Partners, L.P.
                       Ferrellgas Partners Finance Corp.
                               Ferrellgas, L.P.
              (Exact name of obligor as specified in its charter)

       Delaware                                     43-1698480
(State of incorporation                             43-1742520
or other jurisdiction)                              43-1698481
                                          (IRS Employer Identification
                                          incorporation or organization)

            One Liberty Plaza
            Liberty, Missouri                         64068
(Address of principal executive offices)           (Zip Code)

                             ---------------------

                 9-3/8% Series B Senior Secured Notes Due 2006
                        (Title of Indenture securities)

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Item 1.  General Information. Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

        - Comptroller of the Currency
          Treasury Department
          Washington, DC
        - Federal Deposit Insurance Corporation
          Washington, DC
        - The Board of Governors of the Federal Reserve System
          Washington, DC

    (b) The Trustee is authorized to exercise corporate trust powers.


                                    GENERAL

Item 2. Affiliations With Obligor and Underwriters. If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

    None

    See Note following Item 16.

Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. List of Exhibits. Listed below are all the exhibits filed as a part of this statement of eligibility and qualification. Such exhibits are incorporated by reference from a previous filing.

    Exhibit 1.  Copy of Articles of Association of the trustee now in effect.

    Exhibit 2.  a. A copy of the certificate of the Comptroller of Currency dated June 1, 1965, authorizing Firstar Bank of Minnesota, N.A. to act as fiduciary.

                b. A copy of the certificate of authority of the trustee to commence business issued June 9, 1903, by the Comptroller of the Currency to Firstar Bank of Minnesota, N.A.

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    Exhibit 3.  A copy of the authorization of the trustee to exercise corporate trust powers issued by the Federal Reserve Board.

    Exhibit 4.  Copy of By-laws of the trustee as now in effect.

    Exhibit 5.  Copy of each Indenture referred to in Item 4. Not applicable.

    Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

    Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                     NOTE

    The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the Trustee by the obligor. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.
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                                   SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 29th day of July, 1996.


                                      FIRSTAR BANK OF MINNESOTA, N.A.

[SEAL]
                                      /s/ Frank P. Leslie III
                                      ------------------------------------------
                                      Frank P. Leslie III
                                      Vice President

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                                                                       EXHIBIT 6

                                    CONSENT

    In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, Firstar Bank of Minnesota, N.A., hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: July 29, 1996

                                    FIRSTAR BANK OF MINNESOTA, N.A.


                                    /s/ Frank P. Leslie III
                                    ------------------------------------------
                                    Frank P. Leslie III
                                    Vice President